POWER OF ATTORNEY

The undersigned officers and trustees of each trust or corporation listed in Schedule A hereto (each a “Registrant”) hereby appoint ALISON E. BAUR, ALEXANDER Y. KYMN, CHRISTINE DEBEVEC, HARRIS GOLDBLAT, TARA E. GORMEL, NAVID J. TOFIGH, MARC DE OLIVEIRA, BRUCE G. LETO, DAVID GRIM, KRISTIN H. IVES AND MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 3rd day of January 2025.

/s/ Edward D. Perks	/s/ Harris J. Ashton
Edward D. Perks, President and Chief Executive Officer-Investment Management	Harris J. Ashton, Trustee
/s/ Terrence J. Checki	/s/ Mary C. Choksi
Terrence J. Checki, Trustee	Mary C. Choksi, Trustee
/s/ Edith E. Holiday	/s/ Gregory E. Johnson
Edith E. Holiday, Trustee	Gregory E. Johnson, Trustee
/s/ Rupert H. Johnson, Jr.	/s/ J. Michael Luttig
Rupert H. Johnson, Jr., Trustee	J. Michael Luttig, Trustee
/s/ Larry D. Thompson	/s/ Valerie D. Williams
Larry D. Thompson, Trustee	Valerie D. Williams, Trustee
/s/ Christopher Kings	/s/ Jeffrey W. White
Christopher Kings, Chief Executive Officer-Finance and Administration	Jeffrey W. White, Chief Financial Officer, Chief Accounting Officer and Treasurer

Schedule A

To

Power of Attorney

Name of Trust       Securities Act File No.

Franklin Custodian Funds        002-11346

Franklin Fund Allocator Series       333-13601

Franklin Global Trust        333-46996

Franklin Gold and Precious Metals Fund      002-30761

Franklin Investors Securities Trust       033-11444

Franklin Real Estate Securities Trust       033-69048

Franklin Strategic Series        033-39088

Franklin Templeton Variable Insurance Products Trust     033-23493